SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ] Preliminary Proxy Statement             [  ] Confidential, for Use of the
[ X ] Definitive Proxy Statement                   Commission Only (as permitted
[   ] Definitive Additional Materials              by Rule 14a-6(e)(2)
[   ] Soliciting Material Pursuant to
      section 240.14a-11(c) or Section 240.14a-12

                              NDC Automation, Inc.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                (Name of Registrant as Specified in its Charter)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 5, 2000


TO ALL STOCKHOLDERS:

         The Annual Meeting of Stockholders of NDC Automation, Inc., will be held on the 5th day of May, 2000 at 10:00 a.m., Charlotte time, at the Company's executive offices at 3101 Latrobe Drive, Charlotte, North Carolina 28211, for the following purposes, as described in the accompanying Proxy Statement:

         (1)   To elect four (4) Directors.
         (2) To ratify the selection of McGladrey & Pullen, LLP as the independent auditors of NDC Automation, Inc. for the year 2000.
         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the meeting. The 1999 Annual Report is also enclosed.

         The Board of Directors has fixed the close of business on March 10, 2000 as the Record Date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Claude Imbleau
                                            Claude Imbleau
                                            Chief Operating Officer

Dated: March 17, 2000

                       IMPORTANT - YOUR PROXY IS ENCLOSED

         You are urged to sign, date, and mail your proxy even though you may plan to attend the meeting. No postage is required if mailed in the United States. If you attend the meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the meeting, which will prevent costly follow-up delays. If your shares are held in street name by a broker/dealer, your broker will supply you with a proxy to be returned to the broker/dealer. It is important that you return the form to the broker/dealer as quickly as possible so that the broker/dealer may vote your shares. You may not vote your shares in person at the meeting unless you obtain a power of attorney or legal proxy from the broker/dealer authorizing you to vote the shares and you present this power of attorney or proxy at the meeting.

                              NDC AUTOMATION, INC.
                                 PROXY STATEMENT
GENERAL

Introduction

         This Proxy Statement and the accompanying Proxy are being mailed on or about March 17, 2000 to holders of Common Stock ("Common Stock") in connection with the solicitation of proxies for the Annual Meeting of Stockholders of NDC Automation, Inc. (hereinafter the "Company"), which will be held at 10:00 a.m. Charlotte time on May 5, 2000 at the Company's executive offices at 3101 Latrobe Drive, Charlotte, North Carolina 28211. The enclosed proxy is furnished by the Board of Directors and the Management of the Company. Only Stockholders of record at the close of business on March 10, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the meeting. When proxies are returned by a stockholder properly signed, the shares represented will be voted by the Directors' Proxy Committee, consisting of Jan Jutander and Thomas Watson, in accordance with such stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Directors.

    Number of Shares Outstanding and Voting

         As of the close of business on the Record Date, there were 3,586,451 shares of Common Stock of the Company, $.01 par value, issued and outstanding and entitled to vote. At the meeting, holders of Common Stock shall be entitled to one vote per share on each matter coming before the meeting, for an aggregate total of 3,586,451 votes. Provided a quorum is present, Directors will be elected by a plurality vote. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required to ratify all other matters. Abstentions will be counted toward the number of shares represented at the meeting. Broker non-votes will be disregarded.

    Expenses of Solicitation

         The Company will pay the costs of such solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mail, proxies may be solicited personally or by telephone by corporate officers and some employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names, or in the names of nominees, to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

    Revocation of Proxy

         Stockholders who have executed and delivered proxies pursuant to this solicitation may revoke them at any time before they are exercised by delivering a written notice to the Secretary of the Company either at the Annual Meeting or, prior to the meeting date, at the Company's offices at 3101 Latrobe Drive, Charlotte, North Carolina 28211, by executing and delivering a later dated proxy, or by attending the meeting and voting in person.

                                    * * * * *
         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

                              ELECTION OF DIRECTORS
                             (Item A on Proxy Card)

         The Board recommends that Stockholders vote FOR, and the Directors' Proxy Committee intends to vote FOR, the election of the four nominees listed on the Proxy Card, and further described in the following pages, unless otherwise instructed on the Proxy Card. If you do not wish your shares to be voted for a particular nominee, please so indicate in the space provided on the Proxy Card. Directors elected at the Meeting will hold office until the next Annual Meeting or until their successors have been elected and qualified.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the Company's Directors and executive officers and the positions they hold with the Company.

Name                        Age    Positions with the Company
----                        ---    --------------------------

Goran P. R. Netzler         61     Chairman of the Board
Claude Imbleau              42     Chief Operating  Officer,  Treasurer,  Chief
                                   Financial  Officer,  Vice President  Finance
                                   and Administration, Comptroller and
                                   Chief Accounting Officer
Jan H. L. Jutander (1)      56     Director
Richard D. Schofield (1)    63     Director
Raymond O. Gibson(1)        59     Director
E. Thomas Watson            48     Secretary of the Company, Legal Counsel


 (1) Member of Compensation and Audit Committee

GORAN P. R. NETZLER has been Chairman of the Board of Directors of the Company since the Company's formation and Netzler & Dahlgren's President since Netzler & Dahlgren's formation. Mr. Netzler lives and works in Sweden.

CLAUDE IMBLEAU has served as Chief Operating Officer since December 15, 1999, Vice President/Finance and Administration since May 1988 and as Comptroller and Chief Accounting Officer since January 1987. During 1992 Mr. Imbleau was elected Chief Financial Officer, and in February 1993 he was elected Treasurer. Since January 1984, he has served the Company and its predecessors in various executive capacities.

JAN H. L. JUTANDER has been a director of the Company since the Company's formation and Netzler & Dahlgren's Vice President/Operations since its formation. Mr. Jutander lives and works in Sweden.

RICHARD D. SCHOFIELD has been a director of the Company since May 1994 and was an IBM Branch Office manager, Greater New York Regional manager and also Manager of Field Support for IBM World Trade, Americas/Far East prior to his retirement. He also held various other positions during his IBM career from April 1967 to April 1987.

RAYMOND O. GIBSON has been a director of the Company since February 1999 and is presently VP Operations of Terion, Inc. a start up wireless communications company. From 1994 to 1997 Mr. Gibson was president and COO of Dinaco, Inc., a management services company that provides point-of-sale marketing products. Mr. Gibson also held various executive positions at American Express prior to 1994.

     E. THOMAS WATSON has served as Secretary of the Company since February 1993 and served as Assistant Secretary of the Company and its predecessors prior to that date. Mr. Watson is a partner in the law firm of Parker, Poe, Adams & Bernstein in Charlotte, North Carolina.

     The Board of Directors currently consists of four members, including two independent directors, Mr. Schofield and Mr. Gibson.

     Directors are generally elected to serve for a term of one year or until their successors shall have been elected and qualified. Officers of the Company are elected by the Board of Directors to hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are elected and qualified.

AUDIT COMMITTEE

     The Audit Committee during 1999 was comprised of Messrs. Jutander and Schofield with Mr. Gibson joining in February of 1999. The Audit Committee met one time in fiscal year 1999. The function of the Audit Committee is to recommend the appointment of the Company's independent auditors, determine the scope of the annual audit to be made, review the conclusions of such auditors and report the findings and recommendations thereof to the Board, review with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, oversee litigation in which the Company is involved, review transactions between the Company and its officers, directors and principal stockholders, monitor the Company's practices and programs with respect to public interest issues and perform such other duties and undertake such other responsibilities as the Board from time to time may determine.

COMPENSATION COMMITTEE

    The Compensation Committee during 1999 was comprised of Messrs. Jutander, Schofield and Gibson. The Compensation Committee held four meetings in fiscal 1999. The Compensation Committee exercises the authority of the Board of Directors with respect to reviewing and determining compensation, non-cash perquisites and all other benefits granted to the principal officers of the Company which are not available to other employees, authorizing payment of bonuses otherwise than under an employee benefit plan and establishing the guidelines of all employee stock option plans.

    The Company currently has no standing Nominating Committee.

    During the fiscal year 1999, there were four regular meetings of the Board of Directors of the Company. During this period each director attended all of the meetings of the Board of Directors of the Company and each committee of which he was a member.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

  The following table sets forth, as of January 31, 2000, information as to the beneficial ownership of the Company's common stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each director, (iii) each executive officer of the Company as named in the compensation table, and (iv) all Directors and executive officers of the Company as a group.


  Name of Beneficial Owner (1)             Amount and Nature        Percentage
  ----------------------------          of Beneficial Ownership      of Class
                                        -----------------------      --------

Netzler & Dahlgen Co AB (6)(9)                 550,000                 15.3%
Gunnar K. Lofgren (2)(4)                       210,390                  5.9%
Goran P. R. Netzler (6)                        200,640                  5.6%
Jan H. L. Jutander (6)                         200,640                  5.6%
Richard D. Schofield (7)                          -                       -
Raymond O Gibson (10)                             -                       -
E. Thomas Watson (8)                              -                       -
Claude Imbleau (3)(5)                            29,544                   *
Ralph G Dollander (5) (11)                       50,000                 1.4%
Arne Nilsson (6)                                200,640                 5.6%
Anders Dahlgren (6)                             200,640                 5.6%
All directors and executive officers
    as a group (seven persons)                1,020,824                28.4%

*  Less than one percent

(1) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name.
(2) Includes 100,000 shares that are beneficially owned by M-P limited partnership of which Mr. Lofgren has full voting rights.
(3) Includes 21,250 shares that Mr. Imbleau has the right to acquire upon the exercise of options and 5,294 shares he has placed in his children's education IRA.
(4) The address of such person is as follows: 225 Beckham Court, Charlotte, NC 28211.
(5) The address of such person is as follows: 3101 Latrobe Drive, Charlotte, NC 238211.
(6) The address of such person is as follows: Munkekullen, SE-430 40, Saro, Sweden.
(7) The address of such person is as follows: 1131 Asheford Green Ave., Concord, NC 28027.
(8) The address of such person is as follows: 2600 Charlotte Plaza, Charlotte, NC 28244.
(9)     Apogeum AB, the parent of Netzler & Dahlgren Co AB, is controlled by
        Dr. Goran P.R. Netzler, Jan H.L. Jutander, Arne Nilson and Anders Dahlgren.
(10) The address of such person is as follows: 1219 Harbor Town Circle, Melbourne, FL 32940.
(11) Includes 20,000 shares that Mr. Dollander has the right to acquire upon the exercise of options.

                             EXECUTIVE COMPENSATION

COMPENSATION FOR OFFICERS

     The following table sets forth the annual and long-term compensation attributable for services rendered in the fiscal year 1997, 1998 and 1999. At November 30, 1999 Mr. Dollander and Mr. Imbleau were the only executive officers of the Company whose annual compensation exceeded $100,000.

                                         Summary Compensation Table
                                         --------------------------
                                                                                                 Long-Term
                                                            Annual Compensation                Compensation
                                                                                                  Awards
                                                 Retirement                                     Securities
Name and                                          and 401k                   Other Annual       Underlying
        -
Principal Position        Year    Salary(1)    contributions     Bonus     Compensation(2)     Options/SARs
------------------------- ------ ------------- --------------- ---------- ------------------- ---------------
Ralph G. Dollander        1999      $ 132,000     $ 12,700      $ 30,000       $ 22,878                    -
President and Chief       1998      $ 132,000     $ 12,700      $ 5,000        $ 19,300                    -
Executive Officer         1997      $ 128,667     $ 12,700      $ 5,630        $ 26,535               60,000

Claude Imbleau (3)        1999      $ 100,000      $ 700        $ 20,000          $ -                      -
Chief Operating           1998      $ 100,000      $ 700        $ 2,500           $ -                      -
Officer and CFO

 (1) Does not include certain prerequisites such as the use of an automobile; payment of all such items did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the annual salary.
 (2) Amounts disbursed to cover certain educational expenses of Mr. Dollander's family.
 (3) Mr. Imbleau's compensation did not exceed $100,000 for the year ending in 1997.

EMPLOYMENT CONTRACTS

Mr. Ralph Dollander served as President and CEO of the Company until February 29, 2000. His employment contract provided for an annual base salary of $132,000, subject to cost of living adjustments and discretionary increases approved by the Board of Directors upon the recommendation of the Compensation Committee. In addition to the base salary, Mr. Dollander received $12,000 annually towards a retirement plan and received compensation to contribute to the educational expenses of his family. Pursuant to the contract, the Company will pay to Mr. Dollander monthly payments equal to his regular compensation until June 30, 2000. Mr. Dollander's contract also contains restrictive covenants pursuant to which he has agreed not to compete with the Company for business in North America during the term of his employment and for a period of one year following his termination from the Company.

The Company's entered into an employment contract March 1, 1999 with Mr. Claude Imbleau, the Company's Chief Financial Officer. On December 15, 1999, Mr. Imbleau was promoted to Chief Operating Officer (COO). The contract provides for an annual base salary of $100,000 which was increased to $110,000 when Mr. Imbleau was promoted to the COO position. The base salary is subject to cost of living adjustments and discretionary increases approved by the Board of Directors upon the recommendation of the Compensation Committee. Mr. Imbleau's contract expires on March 1, 2002 and will be renewed automatically for successive one year terms thereafter unless terminated by either party. Mr. Imbleau is also entitled to receive twelve months of base salary in the event he elects to terminate his employment following a change in control of the Company (as defined in the contract). Mr. Imbleau's contract also contains restrictive covenants pursuant to which he has agreed not to compete with the Company for business in North America during the term of his employment and for a period of one year following his termination from the Company.


STOCK OPTIONS

     No stock options were granted to or exercised by any of the Company's officers during fiscal year 1999. The following table details the 1990, 1993 and 1997 Plan value of unexercised options on an aggregate basis.

       AGGREGATED OPTION/SAR EXERCISES UNDER THE 1990, 1993 AND 1997 PLANS
                          AND FY-END OPTION/SAR VALUES

                                                                              NUMBER OF
                                                                              SECURITIES          VALUE OF
                                                                              UNDERLYING          UNEXERCISED
                                                                              UNEXERCISED         IN-THE-MONEY
                                                                              OPTIONS             OPTIONS
                                                                               (#)                 ($)(2)
                                                                              ----                -------
                                 SHARES ACQUIRED ON       VALUE REALIZED      EXERCISABLE/        EXERCISABLE/
NAME                             EXERCISE(#)(1)           ($)                 UNEXERCISABLE       UNEXERCISABLE
-------------------------------- ------------------------ ------------------- ------------------- -------------------
Ralph G. Dollander                          0                    $ 0            20,000/40,000           $0/$0
Claude Imbleau                              0                    $ 0            21,250/20,000           $0/$0

(1) Upon the exercise of an option, the optionee must pay the exercise price in cash.
(2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at fiscal year-end.

COMPENSATION OF DIRECTORS

     Director compensation is $5,000 annually, paid in arrears, except that the Chairman receives $7,500 annually. Directors who serve on the audit and compensation committees receive $1,500 annually to chair the committee and other participants receive $1,000 annually. Mr. Anders Dahlgren serves as a consultant to the Board of Directors and receives $5,000 annually for his services.

CERTAIN TRANSACTIONS

NETZLER & DAHLGREN

     Netzler & Dahlgren, a Swedish based company engaged in the manufacturing of Automatic Guided Vehicle (AGV) controls and components, is controlled by Messrs. Netzler, Dahlgren, Jutander, Nilsson and Netzler & Dahlgren, who collectively own approximately thirty-eight percent (38%) of the Company's outstanding Common Stock at the date hereof.

      Pursuant to the Master License Agreement ("MLA") dated December 1, 1987, as restated

November 30, 1995, the Company receives Netzler & Dahlgren's AGV technology, hardware, software, know-how and consulting services. The Master License Agreement provides that the Company has the rights to commercially and technically utilize, apply and sub-license Netzler & Dahlgren's AGV system control technology and to sell its AGV system products in North America to OEMs who manufacture vehicles in North America. Netzler & Dahlgren is entitled to a ten percent royalty on fees received by the Company from its sub-licensing of AGV control technology. During the fiscal years ended November 30, 1999, 1998 and 1997, the Company incurred no royalties to Netzler & Dahlgren as no sub-licensing fees were generated. However, the Company did purchase hardware, software and consulting services from Netzler & Dahlgren in the aggregate amounts of $844,414, $490,656, and $689,059, for such fiscal years, respectively. Interest charges for the fiscal years ending November 30, 1999, 1998 and 1997 were $70,178, $76,499, and $17,968, respectively.

In 1999, 1998 and 1997, the Company received fees totaling $0, $59,250 and $109,750, respectively, from Netzler & Dahlgren relating to laser products sales.


COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all such Section 16 (a) filing requirements were complied with by such persons in 1999, except as follows:

         Raymond O. Gibson - One form 3 initial report of ownership was filed late.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (Item B on Proxy Card)

     Subject to Stockholder ratification, the Board of Directors has appointed the firm of McGladrey & Pullen, LLP, as independent public auditors for the year 2000. McGladrey & Pullen, LLP, has audited the Company's books since May 25, 1989.

     The Board recommends that Stockholders vote FOR, and the Directors' Proxy Committee intends to vote FOR ratification, unless otherwise instructed on the Proxy Card. If the Stockholders do not ratify this selection, other independent auditors will be appointed by the Board upon recommendation of the Audit Committee.

     One or more representatives of McGladrey & Pullen, LLP, will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any business not described herein should properly come before the meeting, the members of the Director's Proxy Committee will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for Stockholder action at the meeting.

                              STOCKHOLDER PROPOSALS

     Should a stockholder desire to include in next year's proxy statement a proposal other than those made by the Board, such proposal must be sent to the Secretary of the Company at 3101 Latrobe Drive, Charlotte, North Carolina 28211, and must be received by November 17, 2000.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.



/s/ Claude Imbleau

Claude Imbleau
Chief Operating Officer